Exhibit 99.1

PRESSRELEASE
www.HelixESG.com

Helix Energy Solutions Group, Inc. · 400 N. Sam Houston Parkway E., Suite 400 · Houston, TX 77060-3500 · 281-618-0400 · fax: 281-618-0505

For Immediate Release	08-015
Contact: Anthony Tripodo
Date: August 27, 2008	Title: Chief Financial Officer
Helix to Present at Industry Conferences In 2008
HOUSTON, TX — Helix Energy Solutions (NYSE: HLX) announced today that it will discuss developments regarding its business and its strategy for the future at the following conferences during the remainder of 2008:
•	The Lehman Brothers CEO Energy/Power Conference at the Sheraton New York Hotel and Towers in New York, New York on Wednesday, September 3, 2008;

•	The Johnson Rice Energy Infrastructure Conference at the Windsor Court Hotel in New Orleans, Louisiana on Monday, October 6, 2008;

•	The Natixis Bleichroeder 2nd Annual Hidden Gems Conference at the Waldorf-Astoria Hotel in New York, New York on Tuesday, October 14; and

•	The 2008 Capital One Southcoast Energy Conference at the Windsor Court Hotel in New Orleans, Louisiana on December 8 and 9.
The time of each presentation and the accompanying slides will be available prior to each such presentation on the Helix website, www.HelixESG.com, by first clicking “Investor Relations” and then “Presentations”.
Helix Energy Solutions, headquartered in Houston, Texas, is an international offshore energy company that provides reservoir development solutions and other contracting services to the energy market as well as to our own oil and gas business unit. Our contracting services segment utilizes our vessels and offshore equipment that when applied with our methodologies reduce finding and development costs and cover the complete lifecycle of an offshore oil and gas field. Our oil and gas segment engages in prospect generation, exploration, development and production activities. We operate primarily in the Gulf of Mexico, North Sea, Asia Pacific and Middle East Regions.